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                                                                     EXHIBIT 2.7

                      AMENDMENT NO. 14 TO THE AMENDED AND
                  RESTATED OPERATIONS AND SETTLEMENT AGREEMENT

     This Amendment No. 14 ("Amendment") to the Amended and Restated Operations and Settlement Agreement, as amended, (the "Agreement") is entered into as of March 31, 2000, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., a Delaware corporation, f/k/a/ MedPartners, Inc., and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

     WHEREAS, the parties entered into the Agreement as of June 16, 1999; and

     WHEREAS, the parties have previously entered into Amendments Nos. 1 through 13 to the Agreement.

     NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1. The second sentence of Subsection 3.8(b) of the Agreement is hereby amended by deleting "March 31, 2000" and inserting in its place "May 1, 2000; provided, however, that the Creditors Committee shall have the right to file objections to pre-petition Claims through the effective date of MPN's Plan of Reorganization, or such other date as is provided for in the Plan of Reorganization once confirmed."

     2. Section 13.2 of the Agreement is hereby amended by deleting "March 31, 2000" and inserting in its place "May 1, 2000."

     3. The Agreement shall remain unchanged in all other respects.

     4. This Amendment may be executed in one or more counterparts each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                          CAREMARK RX, INC.,
                                          A DELAWARE CORPORATION

                                          By:
                                             -----------------------------------
                                                   Edward L. Hardin, Jr.

                                          Title: EVP
                                                --------------------------------

                                          MEDPARTNERS PROVIDER NETWORK, INC.,
                                          A CALIFORNIA CORPORATION

                                          By:
                                             -----------------------------------
                                                         Don Garner

                                          Title: Corporate Secretary
                                                --------------------------------

                                          COMMISSIONER OF THE DEPARTMENT OF
                                          CORPORATIONS

                                          By:
                                             -----------------------------------
                                                     William Kenefick

                                          Title: Acting Commissioner of the
                                                 Department of Corporations

                                          J. MARK ABERNATHY,
                                          AS SPECIAL MONITOR-EXAMINER AND NOT
                                          INDIVIDUALLY

                                          By:
                                             -----------------------------------

                                          Title: J. Mark Abernathy,
                                             as Special Monitor-Examiner